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                                                                    EXHIBIT 99.1

CITIGATE SARD VERBINNEN                      NEWS

FOR IMMEDIATE RELEASE                      Contact: George Sard/Anna Cordasco/
                                                    Paul Caminiti
                                                    Citigate Sard Verbinnen.
                                                    212/687 - 8080

              NEW VALLEY CORPORATION RECEIVES APPROVAL FOR LISTING

                          ON THE NASDAQ SMALLCAP MARKET

            --------------------------------------------------------

         MIAMI, FL, September 25, 2000 -- New Valley Corporation (OTC: NVAL) today announced that it has received approval for listing of its Common Shares and Warrants on the Nadsaq SmallCap Market under the current ticker symbols of NVAL and NVALW. The Company expects that its Common Shares and Warrants will begin trading on the Nasdaq SmallCap Market on September 27, 2000.

         Bennett S. LeBow, New Valley's Chairman and Chief Executive Officer, stated: "We are extremely pleased that New Valley is being listed on the Nasdaq SmallCap Market. We are confident that the Company and its investors will benefit from this listing, which we expect to enhance liquidity in the securities."

         New Valley is principally engaged in the investment banking and brokerage business, through Ladenburg Thalmann & Co. Inc., the real estate business in Russia, through BrookeMil Ltd. and Western Realty, and investment in Internet-related businesses.

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